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                                                                     Exhibit 3.3




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                          CERTIFICATE OF AMENDMENT OF

                        THE CERTIFICATE OF INCORPORATION

                                       OF

                        PERFORMANCE SERVICES GROUP, INC.

                                   ----------

                            Under Section 805 of the

                            Business Corporation Law

                                   ----------


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                         BAUMGARTEN, SWIEDLER & WAXMAN
                                  291 Broadway
                         New York, New York 10007

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          Certificate of Amendment of the Certificate of Incorporation

                                       of

                        PERFORMANCE SERVICES GROUP, INC.

               Under Section 805 of the Business Corporation Law

                                   ----------


          It is hereby certified that:

          FIRST: The name of the Corporation is PERFORMANCE SERVICES GROUP, INC.

          SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State on August 14, 1984.

          THIRD: The amendments of the Certificate of Incorporation of the Corporation effected by this Certificate of Amendment are as follows:

          1. To change the name of the Corporation.

          2. To change 100,000 authorized Common Shares of the Corporation, each with a par value of $.10, all of which are issued, into 3,122,000
          issued            Common Shares, each with a par value of $.05, the
          terms of the change being at the rate of 31.22 issued
          Common Shares of a par value of $.05 each for 1 issued Common Share of a par value of $.10; and to change 100,000 authorized Common Shares of a par value of $.10 each, none of which are issued, into 46,878,000
          unissued            Common Shares of a par value of $.05 each, the
          terms of change being at the rate of 468.78 unissued            Common
          Shares of a par value of $.05 each for 1 unissued Common Share of a par value of $.10.

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          FOURTH: To accomplish the foregoing amendments, Articles "FIRST" and
"FOURTH" of the Certificate of Incorporation of the Corporation, respectively, relating to the name of the Corporation, respectively, relating to the name of the Corporation and to the aggregate number of shares which the Corporation is authorized to issue, the par value thereof and the classes into which the shares are divided, are hereby amended to read as follows:

          FIRST: The name of the Corporation is FINANCIAL PERFORMANCE
          CORPORATION

          FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is Fifty Million (50,000,000) shares which shall have a par value of $.05 and shall be designated as Common Shares.

          FIFTH: The foregoing amendments of the Certificate of Incorporation of the Corporation were duly authorized by the vote at a meeting the Board of Directors of the Corporation, followed by the vote, at a meeting of shareholders, of the holders of at least a majority of all of the outstanding shares of the Corporation entitled to vote on the said amendments of the Certificate of Incorporation.

          IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Date: July 1, 1986


                                                  /s/ William F. Finley
                                                  -----------------------------
                                                  William F. Finley
                                                  Chairman of the Board
                                                  and President

                                                  /s/ Mark S. Pfeifer
                                                  -----------------------------
                                                  Mark S. Pfeifer
                                                  Secretary and
                                                  Executive Vice President